UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2021

Callon Petroleum Company
(Exact name of registrant as specified in its charter)

DE	001-14039	64-0844345
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Briarlake Plaza
2000 W. Sam Houston Parkway S., Suite 2000
Houston, TX 77042

(Address of principal executive offices, including zip code)

(281) 589-5200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CPE	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
☐    Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement
On August 3, 2021, Callon Petroleum Company (“Callon” or the “Company”) and Callon Petroleum Operating Company (“CPOC”), Callon’s wholly owned subsidiary, entered into purchase and sale agreements with Primexx Resource Development, LLC (“Primexx”) and BPP Acquisition, LLC (“BPP”) for the purchase of certain producing oil and gas properties, undeveloped acreage and associated infrastructure assets in the Delaware Basin.
Primexx Purchase Agreement
Under the purchase and sale agreement with Primexx (the “Primexx Purchase Agreement”), total consideration for the assets acquired from Primexx (the “Primexx Acquisition”) are $337.3 million in cash and 7.04 million shares of Company common stock (the “Primexx Stock Consideration”), subject to customary purchase price adjustments in accordance with the Primexx Purchase Agreement. The agreed upon effective date of the transaction is July 1, 2021. In connection with the execution of the Primexx Purchase Agreement, CPOC has agreed to pay a deposit in the amount of $46.1 million (the “Primexx Deposit”) within one business day of the execution of the Primexx Purchase Agreement.
Consummation of the Primexx Acquisition is subject to the completion of various customary conditions, including, among others (1) the accuracy of the representations and warranties of the parties as of the closing date, (2) the performance of various covenants and agreements of the parties through the closing date, (3) the execution of certain ancillary documents, (4) limitation on the sum of all purchase price adjustments made pursuant to the Primexx Purchase Agreement, and (5) the closing of the BPP Acquisition (as defined below). The Primexx Acquisition is expected to close on October 1, 2021. The Primexx Purchase Agreement contains certain termination rights for CPOC and Primexx, including if the closing has not occurred by October 31, 2021, through no fault of the terminating party.
If Primexx terminates the Primexx Purchase Agreement because CPOC has failed to satisfy conditions to closing through no fault of Primexx and the conditions to closing of Primexx have been satisfied or waived, Primexx is entitled to enforce specific performance by CPOC or, if Primexx does not seek or successfully enforce specific performance, terminate the Primexx Purchase Agreement and receive the Primexx Deposit as liquidated damages. If CPOC terminates the Primexx Purchase Agreement because Primexx has failed to satisfy conditions to closing through no fault of CPOC and the conditions to closing of CPOC have been satisfied or waived, CPOC is entitled to enforce specific performance by Primexx or, if CPOC does not seek and successfully enforce specific performance, terminate the Primexx Agreement, receive back the Primexx Deposit plus an amount equal to CPOC’s actual, out-of-pocket expenses in connection with the Primexx Agreement, and seek to recover CPOC’s actual, direct damages from Primexx, but in no case in an amount exceeding the Primexx Deposit.
The Company also agreed to enter into a registration rights agreement with respect to the Primexx Stock Consideration at the closing of the Primexx Acquisition, with such agreement included as an exhibit to the Primexx Purchase Agreement.
The foregoing description of the Primexx Purchase Agreement is qualified in its entirety by reference to the text of the Primexx Purchase Agreement, which is filed herewith as Exhibit 10.1 to this Report and is incorporated in this Report by reference.
BPP Purchase Agreement
Under the purchase and sale agreement with BPP (the “BPP Purchase Agreement”), total consideration for the assets acquired from BPP (the “BPP Acquisition”) are $102.7 million in cash and 2.15 million shares of Company common stock (the “BPP Stock Consideration”), subject to customary purchase price adjustments in accordance with the BPP Purchase Agreement. The agreed upon effective date of the transaction is July 1, 2021. In connection with the execution of the BPP Purchase Agreement, CPOC has agreed to pay a deposit in the amount of $14.0 million (the “BPP Deposit”) within one business day of the execution of the BPP Purchase Agreement.
Consummation of the BPP Acquisition is subject to the completion of various customary conditions, including, among others (1) the accuracy of the representations and warranties of the parties as of the closing date, (2) the performance of various covenants and agreements of the parties through the closing date, (3) the execution of certain ancillary documents, (4) limitation on the sum of all purchase price adjustments made pursuant to the BPP Purchase Agreement, and (5) the closing of the Primexx Acquisition. The BPP Acquisition is expected to close on October 1, 2021. The BPP Purchase Agreement contains certain termination rights for CPOC and BPP, including if the closing has not occurred by October 31, 2021, through no fault of the terminating party.
If BPP terminates the BPP Purchase Agreement because CPOC has failed to satisfy conditions to closing through no fault of BPP and the conditions to closing of BPP have been satisfied or waived, BPP is entitled to enforce specific performance by CPOC or, if BPP does not seek or successfully enforce specific performance, terminate the Primexx Purchase Agreement and receive the BPP Deposit as liquidated damages. If CPOC terminates the BPP Purchase Agreement because BPP has failed to satisfy conditions to closing through no fault of CPOC and the conditions to closing of CPOC have been satisfied or waived, CPOC is entitled to enforce specific performance by BPP or, if CPOC does not seek and successfully enforce specific performance, terminate the BPP Agreement, receive back the BPP Deposit plus an amount equal to CPOC’s actual, out-of-

pocket expenses in connection with the BPP Agreement, and seek to recover CPOC’s actual, direct damages from BPP, but in no case in an amount exceeding the BPP Deposit.
The Company also agreed to enter into a registration rights agreement with respect to the BPP Stock Consideration at the closing of the BPP Acquisition, with such agreement included as an exhibit to the BPP Purchase Agreement.
The foregoing description of the BPP Purchase Agreement is qualified in its entirety by reference to the text of the BPP Purchase Agreement, which is filed herewith as Exhibit 10.2 to this Report and is incorporated in this Report by reference.
Item 3.02. Unregistered Sales of Equity Securities
The description of the Primexx Stock Consideration and the BPP Stock Consideration in Item 1.01 of this Report is incorporated by reference into this Item 3.02. The shares will be issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).
As of the August 3, 2021 there were 46,290,613 shares of Company common stock issued and outstanding.
Item 7.01. Regulation FD
On August 4, 2021, the Company issued a press release, attached as Exhibit 99.1, announcing the acquisitions described in this Report. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.
The Company has posted on its website, as of August 4, 2021, a presentation that includes additional information on the pending transactions. The presentation may be found by navigating the Company’s website at: www.callon.com, selecting “Investors” then “Presentations.”
The information set forth in this Item 7.01 and in the attached Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits.

Exhibit Number	Description

10.1	Purchase and Sale Agreement by and among Callon Petroleum Company, Callon Petroleum Operating Company, and Primexx Resource Development, LLC dated August 3, 2021.
10.2	Purchase and Sale Agreement by and among Callon Petroleum Company, Callon Petroleum Operating Company, and BPP Acquisition, LLC dated August 3, 2021.
99.1	Press release dated August 4, 2021 announcing the Primexx Acquisition and the BPP Acquisition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Callon Petroleum Company
(Registrant)

August 5, 2021	/s/ Joseph C. Gatto, Jr.
Joseph C. Gatto, Jr.
President and Chief Executive Officer